Exhibit 10.1

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
1996 AMENDED STOCK OPTION PLAN F

(As Amended, Effective As Of September 19, 2003)

I.       Purposes

         There are three purposes of the 1996 Stock Option Plan F (the “Plan”). The first is to offer to those employees who contribute materially to the successful operation of AMERICAN MANAGEMENT SYSTEMS, INCORPORATED (the “Corporation”) additional incentive and encouragement to remain in the employ of the Corporation by increasing their personal participation in the Corporation through stock ownership. The second purpose is to provide an alternative means of compensating key employees whose performances contribute significantly to the success of the Corporation. The third is to attract and retain directors who have not at any time been officers or employees of the Corporation (“Outside Directors”) and to compensate such Outside Directors for service to the Corporation. The Plan provides a means whereby optionees may purchase shares of the $0.01 par value common stock of the Corporation (the “Common Stock”) pursuant to options. The options may be either one of two types, (1) “incentive stock options” which will qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or under any applicable successor statute, or (2) “nonqualified stock options,” that is, options which are not intended to qualify as incentive stock options under Section 422 of the Code.

II.       Administration

           Except as otherwise provided in this Section II, the Plan shall be implemented and administered by the Board of Directors of the Corporation (the “Board”) or a Stock Option/Award Committee appointed by the Board and composed of three or more directors of the Corporation.

           The Stock Option/Award Committee may be delegated the authority and discretion to adopt and revise such rules and regulations as it shall deem necessary for the administration of the Plan, and to determine, consistent with the provisions of the Plan, the employees to be granted options, whether such options shall be nonqualified stock options or incentive stock options, the times at which options shall be granted, the exercise price of the shares subject to each option (subject to paragraph D of Section VI), the number of shares subject to each option, the vesting schedule of options or whether the options shall be immediately vested, the times when options shall terminate, and whether the exercise price of options shall be paid in cash or stock. Acts of a majority of the members of the Stock Option/Award Committee at a meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Stock Option/Award Committee, shall be the valid acts of the Stock Option/Award Committee. The Stock Option/Award Committee’s actions, including any interpretation or construction of any provisions of the Plan or any option granted hereunder, shall be final, conclusive and binding unless otherwise determined by the Board at its next regularly scheduled meeting. No adjustment to decrease the exercise price of an outstanding stock option granted under the Plan, whether by amending the exercise price of the outstanding stock option or by canceling the outstanding stock option and reissuing a replacement or substitute stock option having a lower exercise price, may be made without shareholder approval (except as provided in paragraph G of Section VI hereof).1

[1]Added February 22, 2002, effective on the same date, subject to shareholder approval. Revised April 28, 2002, effective as if included in the original amendment.

           Notwithstanding any other provision of this Section or the Plan or any documentation governing incentive compensation plans pursuant to which officers may elect to receive options under this Plan, a committee composed of at least two Non-Employee Directors, within the meaning of Rule 16b-3(b)(3) of the Securities and Exchange Commission who also are “outside directors” within the meaning of Section 162(m) of the Code (the “Compensation Committee”), shall have the authority (a) to make awards to directors of the Corporation who are not Outside Directors, to all persons who are “officers” of the Corporation as defined for purposes of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended (the “Act”), and to “covered employees,” within the meaning of Section 162(m) of the Code and (b) to perform all other functions of the Board or Stock Option/Award Committee, as the case may be, with respect to outstanding awards to any of such directors, officers, and covered employees including without limitation amendments to this Plan or such outstanding awards which affect such persons.No member of the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

III.       Eligibility; Participation; Special Limitations

            All key employees (including officers and directors) of the Corporation, or any corporation in which the Corporation owns stock possessing more than 50 percent of the voting power (a “Subsidiary”), who meet minimum salary and other requirements established by the Board, shall be eligible to receive options under the Plan. All Outside Directors also shall be eligible to receive options under the Plan. An employee who has been granted an option may be granted an additional option or options or rights under the Plan if the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall so determine. The granting of an option under the Plan shall not affect any outstanding stock option previously granted to an employee under the Plan or any other plan of the Corporation.

            Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall (i) confer upon any employee the right to continued employment, or shall interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of such employee at any time or (ii) confer upon any Outside Director the right to continued membership on the Board, or shall interfere in any way with the right of the Corporation to terminate the membership on the Board of such Outside Director.

            In no event, however, shall an incentive stock option be granted to any person who then owns (as that term is defined in Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, unless the exercise price as determined under paragraph D of Section VI hereof is equal to at least 110% of the fair market value of the stock subject to the incentive stock option as of the date of grant and unless the term during which such incentive stock option may be exercised does not exceed five years from the date of the grant thereof. Options will not be treated as incentive stock options to the extent that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries) exceeds $100,000.

IV.       Basis of Grant

             Options shall be granted to employees either (a) on the basis of awards earned under the Corporation’s incentive compensation programs for groups of key employees, as in effect from time to time, or (b) as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, may determine from time to time. If options are granted based on (a) hereof, then performance bonuses and options based thereon shall be earned based on the employee’s success in meeting predetermined performance standards during one or more years (the “Performance Period”). Options shall be granted under (a) hereof, if at all, at the time that the Corporation determines in its judgment that the employee has met or will meet the employee’s predetermined performance standards for the Performance Period.

             Options shall be granted to Outside Directors as the Compensation Committee may determine from time to time.

V.         Number of Shares and Options

             A. Shares of Stock Subject to the Plan. The number of shares authorized to be issued pursuant to options granted under the Plan is 5,800,000 shares, subject to adjustment in accordance with the provisions of paragraph G of Section VI hereof. Shares subject to options granted under the Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation and held in treasury. Any shares subject to an option that are not issued by reason of expiration, forfeiture or settlement in cash or by reason of tendering or withholding shares to pay all or a portion of the exercise price or to satisfy all or a portion of the related tax withholding obligations and any shares that are purchased by the Corporation with the amount of cash option proceeds received upon the exercise of options may again be subject to an option granted under the Plan.2

             B. Maximum Number of Options. The maximum number of shares which may be subject to options granted under the Plan to any “covered employee” for purposes of Section 162(m) of the Code during any two (2) consecutive calendar years shall be 500,000 shares, subject to adjustment in accordance with paragraph G of Section VI hereof.3

VI.       Terms and Conditions of Options

            A. Option Agreement. Each option granted pursuant to the Plan shall be evidenced by an agreement (“Option Agreement”) between the Corporation and the optionee receiving the option. Option Agreements (which need not be identical) shall state whether the option is an incentive stock option or a nonqualified stock option, shall designate the number of shares and the exercise price of the options to which they pertain, shall set forth the vesting schedule of the options or state that the options are vested immediately. The Option Agreements shall be in writing, dated as of the date the option is granted, and shall be executed on behalf of the Corporation by such officers as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall authorize. Option Agreements generally shall be in such form and contain such additional provisions as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall prescribe, but in no event shall they contain provisions inconsistent with the provisions of the Plan.

            B. Exercise of Options. Options are exercisable only to the extent they are vested. Options granted to employees shall vest either immediately or periodically pursuant to a schedule selected by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, at the same time the option is granted, except that the maximum vesting period shall be ten (10) years for nonqualified stock options and for incentive stock options.4 The Option Agreement shall either state that the options are fully vested upon grant and immediately exercisable in full or shall set forth the vesting schedule selected by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be.

            Options granted to Outside Directors shall vest either immediately or periodically pursuant to a schedule selected by the Compensation Committee at the same time the option is granted, provided that upon termination of an Outside Director as a member of the Board of Directors by reason of death or disability, all options held by such Outside Director shall vest fully as of the date of termination.

            Optionees may exercise at any time or from time to time all of any portion of a vested option.

            C. Repurchase Amendment. Options granted to employees or Outside Directors may be amended to advance the date on which the option shall vest. If an option is so amended, the amendment also may provide that the shares which would not have been vested under the vesting schedule set forth in the Option Agreement shall be subject to repurchase by the Corporation for a specified period of time at the original exercise price if the employment of the optionee is terminated for any reason prior to expiration of the repurchase period. The amendment shall be evidenced by a written agreement (the “Repurchase Amendment”) between the Corporation and the optionee, shall be executed on behalf of the Corporation by such officers as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall authorize, and shall be in such form and contain such provisions as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall prescribe.

[2]Revised February 22, 2002, effective on the same date.

[3]Revised February 22, 2002, effective on the same date, subject to shareholder approval.

[4]Revised February 25, 2000, effective as of April 1, 1999.

            D.  Exercise Price.

                  1. Incentive Stock Options. The price at which incentive stock options granted pursuant to the Plan may be exercised shall be determined by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, which price shall be at least equal to the fair market value of the underlying Common Stock at the date at the options are granted. In the case of incentive stock options granted to a person who owns, immediately after the grant of such incentive stock option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries (as more fully set forth in Section III hereof), the purchase price of the Common Stock covered by such incentive stock option shall not be less than 110% of the fair market value of such stock on the date of grant.

                  2. Nonqualified Stock Options. The price at which all nonqualified stock options granted pursuant to the Plan may be exercised shall be the fair market value of the Common Stock on the date of grant.5

                  3. Fair Market Value. For purposes of the Plan the term “fair market value” shall be defined as the closing bid price of the Common Stock quoted over the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) in the national market on the date of grant of the option or if there is no trade on such date, the closing bid price on the last preceding date upon which such Common Stock was traded. In the event that the Common Stock is not traded over NASDAQ, the term fair market value shall be defined as the closing bid price of the Common Stock published in the National Daily Stock Quotation Summary on the date of grant of the option, of if there are no quotations published on such date, on the most recent date upon which such Common Stock was quoted. In the event that the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the date the option is granted, or if no sale of the Common Stock shall have been made on any exchange on that date, then the next preceding day on which there was a sale of such stock.

                  4. Payment. Payment of the exercise price may be (i) in cash, (ii) by delivery to the Corporation of (x) irrevocable instructions to deliver to a broker the stock certificates representing the shares for which the option is being exercised, and (y) irrevocable instructions to the broker to sell such shares and promptly deliver to the Corporation the portion of the proceeds equal to the exercise price, or in the sole discretion of the Board or Committee, (iii) by exchange of Common Stock of the Corporation, or, (iv) partly in cash and partly by exchange of such Common Stock, provided that for purposes of (iii) and (iv) the value of such Common Stock shall be the fair market value on the date of exercise, and further provided that such Common Stock shall have been held by the optionee for a period of at least six (6) months prior to the date of exercise.

            The Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, may permit deferred payment of all or any part of the purchase price of the shares purchased pursuant to the Plan, provided the par value of the shares must be paid in cash.

            E.  Suspension or Termination of Options. Subject to earlier termination as provided below, all stock options shall expire, and all rights granted under Option Agreements shall become null and void, on the date specified in the Option Agreement, which date shall be no later than ten (10) years after the stock options are granted.

            Upon termination of an employee’s employment with the Corporation or a Subsidiary for any reason, all options held by the employee that are not vested and exercisable on the date of termination shall expire, and all rights granted under the Option Agreement shall become null and void. To the extent that stock options held by the employee are vested and exercisable on the date of termination, shares subject to the stock options may be purchased during the “exercise period,” after which the stock options shall expire, and all rights granted under the Option Agreement shall become null and void. The “exercise period” for shares subject to a nonqualified stock option held by an employee, his heirs, legatees or legal representatives, as the case may be, ends on the earlier of (i) the date on which the stock option expires by its terms, or (ii) (A) when termination is due to death, disability, or resignation following completion of a period of ten (10) or more years of continuous service, one (1) year after the date of the

[5]Revised February 22, 2002, effective on the same date.

employee’s termination of employment, or (B) when termination is due to any other reason, thirty (30) days after the date of termination. The “exercise period” for shares subject to an incentive stock option held by an employee, his heirs, legatees or legal representatives, as the case may be, ends on the earlier of (i) the date on which the incentive stock option expires by its terms, or (ii) (A) when termination is due to death or disability one (1) year after the date of the employee’s termination of employment, or (B) when termination is due to any other reason, thirty (30) days after the date of termination.

            Upon termination of an Outside Director as a member of the Board due to (i) resignation following completion of a period of ten (10) or more years of continuous service as an Outside Director, (ii) death or (iii) disability, all options held by the Outside Director that are not vested and exercisable on the date of termination shall continue to vest during the “exercise period” (defined below), as if the Outside Director had remained a member of the Board during that period. Upon termination of an Outside Director as a member of the Board for any other reason, all options held by the Outside Director that are not vested and exercisable on the date of termination shall expire, and all rights granted under the Option Agreement shall become null and void. To the extent that stock options held by the Outside Director are vested and exercisable on the date of termination, or become vested and exercisable during the “exercise period” as provided above, shares subject to the stock options may be purchased during that period, after which the stock options shall expire, and all rights granted under the Option Agreement shall become null and void. The “exercise period” for shares subject to a stock option held by an Outside Director, his heirs, legatees or legal representatives, as the case may be, ends on the earlier of (i) the date on which the stock option expires by its terms, or (ii) (A) when termination is due to death, disability, or resignation following completion of a period of ten (10) or more years of continuous service as an Outside Director, one (1) year after the date of termination of the Outside Director’s service as a member of the Board, or (B) when termination is due to any other reason, thirty (30) days after the date of termination.6

            An Option Agreement may provide for an exercise period following termination of employment or termination as a member of the Board of up to one (1) year7 in lieu of the thirty (30)-day period specified above.8

            If the Director of Human Resources of the Corporation or his or her designee reasonably believes an optionee other than an Outside Director has committed an act of misconduct as described in this paragraph, the Director of Human Resources may suspend the optionee’s rights to exercise any option pending a determination by the Board. If the Board determines an optionee other than an Outside Director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if an optionee makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with an optionee or induces any principal for whom the Corporation acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board shall act fairly and shall give the optionee an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board. For any optionee who is an “officer” for purposes of Section 16 of the Act, the determination shall be made by the Board, the Stock Option/Award Committee or the Compensation Committee, whichever is responsible for administration of the Plan with respect to the optionee.

            F.  Non-Transferability of Options. Options pursuant to the Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as permitted by the preceding sentence, no option nor any right granted under an Option Agree-

[6]Revised May 11, 2001, February 22, 2002, and May 10, 2002, each effective as if included in the plan as revised in 1997.

[7]Revised September 19, 2003, effective as of same date.

[8]Added February 22, 2002, effective as of December 1, 2001.

ment shall be transferred, assigned, pledged, hypothecated or disposed of in any other way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process, and each option shall be exercisable during the optionee’s lifetime only by the optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such options or of such other rights contrary to the provisions hereof, or to subject such options or such other rights to execution, attachment or similar process, such options and such other rights shall immediately terminate and become null and void.

            G.  Adjustment Provisions. Except as otherwise provided in this paragraph G, in the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment, or by reason of the dissolution or liquidation of the Corporation, appropriate adjustments may be made in (i) the aggregate number of or class of shares available under the Plan, and (ii) the number, class and exercise price of shares remaining subject to all outstanding options. Whether any adjustment or modification is to be made as a result of the occurrence of any of the events specified in this section, and the extent thereof, shall be determined by the Board, whose determination shall be binding and conclusive. Notwithstanding the previous sentence, in the event of a stock split, stock dividend or other event that is functionally equivalent to a stock split or stock dividend, (i) the number of shares subject to then-outstanding options will be adjusted so that upon exercise of the option, the holder of each option will be entitled to receive the number of shares or other securities which the holder would have been entitled to receive after the event had the option been exercised immediately before the earlier of the date of the consummation of the event or the record date of the event (the “event date”), (ii) the price of each share subject to then-outstanding options will be adjusted proportionately so that the aggregate purchase price for all then-outstanding options will be the same immediately after the event date as before the event date, (iii) an appropriate and proportionate adjustment will be made as of the event date in the maximum number of shares that may be issued pursuant to options granted under the Plan, (iv) any adjustment with respect to then-outstanding incentive stock options will be made in a transaction that does not constitute a modification under Section 424(h)(3) of the Code, and (v) any option to purchase fractional shares resulting from an adjustment will be eliminated. Existence of the Plan or of Option Agreements pursuant to the Plan shall in no way impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger, consolidation, dissolution or liquidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Corporation, or any grant of options on its stock not pursuant to the Plan.

VII.      Rights as a Shareholder

             Optionees shall not have any of the rights and privileges of shareholders of the Corporation in respect of any of the shares subject to any option granted pursuant to the Plan unless and until a certificate, if any, representing such shares shall have been issued and delivered.

VIII.     Withholding

             To the extent required by applicable federal, state, local or foreign law, an optionee shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or the disposition of shares acquired upon exercise of an incentive stock option. The Corporation shall not be required to issue shares until such obligations are satisfied. The Board, the Stock Option/Award Committee, or the Compensation Committee, as the case may be, may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of Common Stock that otherwise would be issued upon exercise of the option, or to the extent permitted, by permitting the optionee to tender shares owned by the optionee.

IX.        Receipt of Prospectus

             Upon the execution of an Option Agreement, each optionee receiving options pursuant to the Plan shall be given a Prospectus, as filed by the Corporation under the Securities Act of 1933, including any exhibits thereto, describing the Plan. Each Option Agreement shall contain an acknowledgment by the optionee that the requirements of this section have been met.

X.          Successors

              The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of any optionee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such optionee.

XI.        Termination and Amendment of the Plan

              The Plan shall remain in effect until January 1, 2006, unless sooner terminated as hereinafter provided.9 The Board shall have complete power and authority at any time to terminate the Plan or to make such modification or amendment thereof as it deems advisable and may from time to time suspend, discontinue or abandon the Plan, provided that no such action by the Board shall adversely affect any right or obligation with respect to any grant theretofore made, and, further provided that without approval by vote of the shareholders, the Board shall not adopt any amendment that would (i) materially modify the requirements as to the exercise price of stock options, (ii) increase the number of shares which may be issued under the Plan (except as provided in paragraph G of Section VI hereof), (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) modify the material terms of the Plan as to “covered employees” within the meaning of Section 162(m) of the Code.

XII.       Indemnification of Committee

              In addition to such other rights of indemnification as they may have as directors or as members of the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, the members of the Board, the Stock Option/Award Committee or the Compensation Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option Agreements or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member shall in writing offer the Corporation the opportunity, at its own expense, to defend the same.

XIII.       Merger of the Corporation

               Unless the options issued pursuant to this Plan are assumed in a transaction to which Section 424(a) of the Code applies, if the Corporation shall (i) merge or consolidate with another corporation under circumstances where the Corporation is not the surviving corporation, (ii) sell all, or substantially all of its assets, or (iii) liquidate or dissolve, then each option shall terminate on the date and immediately prior to the time such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated, provided that the holder of the option shall have the right immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution, to exercise any or all of the vested portion of the option, unless such option has otherwise expired or been terminated pursuant to its terms or the terms hereof. In the event of such merger, consolidation, sale, liquidation or dissolution, any portion of an outstanding option which would have vested within one year after the date on which such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated shall vest immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution and shall be part of the vested portion of the option which the holder of the option may exercise.

XIV.      Approval of Plan; Effective Date

              The plan was adopted by the Board on April 3, 1996, and was approved by the shareholders on May 10, 1996. The Plan was further amended by the Board on February 26, 1999, February 25, 2000, and May 11, 2001. The Plan was further amended by the Board on February 22, 2002, April 28, 2002, and May 10, 2002, subject in certain respects to shareholder approval of the amendments at the annual meeting of shareholders on June 7, 2002.10

[9]Revised May 10, 2002, effective on the same date.

[10]Revised February 22, 2002, effective on the same date, and May 10, 2002, effective on the same date.